UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934
Date of Report: June 2, 2010
(Date of earliest event reported)
SONICWALL, INC.
(Exact name of Registrant as Specified in its Charter)

California	000-27723	77-020079

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2001 Logic Drive, San Jose, CA	95124

(Address of principal executive offices)	(Zip Code)
(408) 745-9600
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.4225)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-3-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On June 2, 2010, SonicWALL, Inc., a California corporation (“SonicWALL” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among PSM Holdings 2, Inc., a Delaware corporation (“Parent”), PSM Merger Sub, Inc., a California corporation and wholly-owned direct subsidiary of Parent (“Merger Sub”), and the Company. Parent was formed solely for the purpose of entering into the Merger Agreement and completing the Merger and the other transactions contemplated by the Merger Agreement, and upon the consummation of the Merger will be owned by Thoma Bravo Fund IX, L.P., a fund associated with Thoma Bravo, LLC, and Ontario Teachers’ Pension Plan Board, a corporation established under the Teachers’ Pension Act (Ontario).
     Pursuant to the terms of the Merger Agreement, and subject to the satisfaction or waiver of the conditions set forth therein, Merger Sub will be merged (the “Merger”) with and into the Company, and as a result, each share of SonicWALL common stock issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”), except for shares held by Parent, the Company or any subsidiary of the Company, will be cancelled and converted into the right to receive $11.50 in cash, without interest. All SonicWALL restricted stock units will be accelerated and cashed out at the per share consideration payable in the Merger, all SonicWALL stock options with an exercise price lower than the per share consideration payable in the Merger will be accelerated and cashed out at the price per share consideration payable in the Merger, less the applicable exercise price of such options, all SonicWALL stock options with an exercise price higher than the per share consideration payable in the Merger will be cancelled for no consideration and the Company will become a wholly-owned subsidiary of Parent.
     The completion of the Merger is subject to customary closing conditions set forth in the Merger Agreement, including approval by SonicWALL’s shareholders.
     The Merger Agreement contains certain termination rights for both SonicWALL and Parent and further provides that, upon the termination of the Merger Agreement under certain specified circumstances, Parent may be required to pay SonicWALL a termination fee of $60 million and SonicWALL may be required to pay Parent a termination fee of $25 million.
     The Board has unanimously approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. In addition, concurrently with the execution of the Merger Agreement, all of the directors and executive officers of the Company, who together hold less than 1% of SonicWALL’s outstanding capital stock, have entered into voting agreements (the “Voting Agreements”) whereby they have agreed, among other things, to vote all outstanding shares of SonicWALL common stock beneficially owned by them in favor of the approval of the principal terms of the Merger Agreement and the Agreement of Merger.
     The foregoing description of the Merger Agreement and the Voting Agreements does not purport to be complete and is subject to, and qualified in its entirety by, the full text of such agreements which are attached as Exhibit 2.1 and 99.1, respectively, to this Current Report on Form 8-K and incorporated herein by reference.
     The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any factual information about the Company. The representations, warranties, and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specified dates, were solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed upon by the parties to the Merger Agreement, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties in the Merger Agreement have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties to the Merger Agreement that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, or covenants or any descriptions thereof as characterizations of the actual state of facts or the actual condition of the Company, Parent, or Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, and such subsequent information may or may not be fully reflected in the Company’s public disclosures.
     On June 2, 2010, the Company issued a press release announcing its entry into the Merger Agreement, a copy of which is attached hereto as Exhibit 99.4.
     On June 2, 2010, the Company posted a set of questions and answers related to the Merger on its internal website directed at the employees of the Company. The text of such post is attached hereto as Exhibit 99.2. The Company’s President and Chief Executive Officer, Matthew Medeiros, set an e-mail to all employees of the Company on June 2, 2010. The text of the email from Mr. Medeiros is attached hereto as Exhibits 99.3.
FORWARD — LOOKING STATEMENTS
     Information set forth in this Current Report on Form 8-K contains forward-looking statements that involve numerous risks and uncertainties. The statements contained in this communication that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended, including, without limitation, statements regarding the expected benefits and closing of the proposed Merger, the management of the Company and the Company’s expectations, beliefs and intentions. All forward-looking statements included in this communication are based on information available to the Company on the date hereof. In some cases, you can identify forward-looking statements by terminology such as “may,” “can,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “predicts,” “potential,” “targets,” “goals,” “projects,” “outlook,” “continue,” “preliminary,” “guidance,” or variations of such words, similar expressions, or the negative of these terms or other comparable terminology. No assurance can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on our results of operations or financial condition. Accordingly, actual results may differ materially and adversely from those expressed in any forward-looking statements. Neither the Company nor any other person can assume responsibility for the accuracy and completeness of forward-looking statements. There are various important factors that could cause actual results to differ materially from those in any such forward-looking statements, many of which are beyond the Company’s control. These factors include: failure to obtain, delays in obtaining or adverse conditions contained in any required regulatory or other approvals; failure to consummate or delay in consummating the transaction for other reasons; changes in laws or regulations; and changes in general economic conditions. The Company undertakes no obligation (and expressly disclaims any such obligation) to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. For additional information please refer to the Company’s most recent Form 10-K, 10-Q and 8-K reports filed with the SEC.
ADDITIONAL INFORMATION AND WHERE YOU CAN FIND IT
     In connection with the proposed transactions, the Company will file with the SEC a proxy statement and relevant documents concerning the proposed transaction. Investors and security holders of the Company are urged to read the proxy statement and any other relevant documents filed with the SEC when they become available because they will contain important information about the Company, the Merger Agreement, and the transactions contemplated by the Merger Agreement. The proxy statement (when it becomes available) and any other documents filed by the Company with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed by the Company with the SEC by contacting SonicWALL Investor Relations by e-mail at investor_relations@sonicwall.com or by phone at (408) 745-9600. Investors and security holders are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decisions with respect to the proposed transaction.
  The Company and its directors, executive officers, and certain other members of its management and employees may, under SEC rules, be deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the transaction. Information regarding the interests of such directors and executive officers (which may be different from those of the Company’s shareholders generally) is included in the Company’s proxy statements and Annual Reports on Form 10-K, previously filed with the SEC, and information concerning all of the Company’s participants in the solicitation will be included in the proxy statement relating to the proposed transaction when it becomes available. Each of these documents is, or will be, available for free at the SEC’s website at www.sec.gov and at the SonicWALL Investor Relations website at www.sonicwall.com/us/company/2166.html.
Section 9 — Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated as of June 2, 2010 by and among PSM Holdings 2, Inc., PSM Merger Sub, Inc. and SonicWALL.*

99.1	Voting Agreement, dated June 2, 2010, by and between PSM Holdings 2, Inc. and certain shareholders of SonicWALL.

99.2	Employee Questions & Answers, posted to SonicWALL’s internal website on June 2, 2010.

99.3	E-mail from Matthew Medeiros, Chief Executive Officer, to SonicWALL employees dated June 2, 2010.

99.4	Press Release of SonicWALL, dated June 2, 2010, announcing the Merger Agreement.

*	Schedules have been omitted pursuant to Regulation S-K Item 601(b)(2). SonicWALL hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the Securities and Exchange Commission.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SonicWALL, Inc.
Date: June 2, 2010	By:	/s/ Robert D. Selvi
Robert D. Selvi
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated as of June 2, 2010 by and among PSM Holdings 2, Inc., PSM Merger Sub, Inc. and SonicWALL.*

99.1	Voting Agreement, dated June 2, 2010, by and between PSM Holdings 2, Inc. and certain shareholders of SonicWALL.

99.2	Employee Questions & Answers, posted to SonicWALL’s internal website on June 2, 2010.

99.3	E-mail from Matthew Medeiros, Chief Executive Officer, to SonicWALL employees dated June 2, 2010.

99.4	Press Release of SonicWALL, dated June 2, 2010, announcing the Merger Agreement.

*	Schedules have been omitted pursuant to Regulation S-K Item 601(b)(2). SonicWALL hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the Securities and Exchange Commission.